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                                                                   Exhibit 24(b)

                      MODIFIED GUARANTEED ANNUITY CONTRACTS
                            TRAVELERS TARGET MATURITY
                                     TTM II



                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS:


         That I, WILLIAM R. HOGAN of Farmington, Connecticut, a Director of The Travelers Life and Annuity Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN
A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-2 or other appropriate form under the Securities Act of 1933 for modified guaranteed annuity contracts to be offered by The Travelers Life and Annuity Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of March, 2001.


                                          /s/William R. Hogan
                                          Director
                                          The Travelers Life and Annuity Company